SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA
                  INVESCO Worldwide Capital Goods Fund


TOTAL RETURN

Formula prescribed by Item 22 of Form N-1A:

P = $1,000 initial payment
T = average annual total return
n = number of years (including fractional portions)
ERV = ending redeemable value

                  P(1 + T)n = ERV

for the period August 1, 1994 to November 30, 1994:

                  1000 (1- 4.70%) = 953

annualized percentage:

                  1000(1 - 13.45%)4/12 = 953

The formula given in Item 22 is written to solve for Finding Redeemable Value. However, the quantity to be reported is T(Average Annual Total Return).

Because P, n and ERV are known values, we have solved for T as follows,

                  T =      n
                        -----------------
                        T = (IERV/P) - 1

for the period August 1, 1994 to November 30, 1994:

                  (.0470) = (953/1000) - 1

annualized percentage:

                  (.1324) = (953/1000 divided by 4/12) - 1

and have reported those amounts as the total return